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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 17, 2001

Commission File Number: 1-9759

IMC Global Inc.

Salary Reduction Plan for Hourly Employees of IMC Phosphates MP, Inc.
Represented by Local #35 International Chemical Workers Union
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3888539 (I.R.S. Employer Identification No.)

100 S. Saunders Road Suite 300
Lake Forest, Illinois 60045
(847) 739-1200
(Address and telephone number, including area code, of registrant's principal executive offices)

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Item 4. Changes in Registrant’s Certifying Accountant.

On April 12, 2001, IMC Global Inc. engaged Ernst & Young LLP as independent auditors of the Salary Reduction Plan for Hourly Employees of IMC Phosphates MP, Inc. Represented by Local #35 International Chemical Workers Union (Plan) for the fiscal year ending December 31, 2000 and dismissed the firm of Hill, Taylor LLC as auditors of the plan effective April 12, 2001.

The report of Hill, Taylor LLC on the Plan’s financial statements for the year ended December 31, 1999, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Plan’s financial statements for the year ended December 31, 1999, and in the subsequent interim period, there were no disagreements with Hill, Taylor LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Hill, Taylor LLC, would have caused Hill, Taylor LLC to make reference to the matter in its report.

The Company has requested Hill, Taylor LLC to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 17, 2001 is filed as Exhibit 16 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits
Number
	16	Letter re: Change in Certifying Accountant

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Salary Reduction Plan for Hourly Employees of
IMC Phosphates MP, Inc. Represented by
Local #35 International Chemical Workers Union

/s/     Stephen P. Malia
         Stephen P. Malia
Chairman of Employee Benefits Committee

Date:  April 17, 2001

EXHIBIT 16

April 17, 2001

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:   Salary Reduction Plan for Hourly Employees of IMC Phosphates MP, Inc.
        Represented by Local #35 International Chemical Workers Union
        File No. 1-9759

Dear Sir or Madam:

We have read Item 4 of the Form 8-K dated April 17, 2001 of IMC Global Inc. for the Salary Reduction Plan for Hourly Employees of IMC Phosphates MP, Inc. Represented by Local #35 International Chemical Workers Union and are in agreement with the statements contained in the second and third paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Hill, Taylor LLC

Chicago, Illinois